Calculation of Filing Fee Tables
S-8
Taysha Gene Therapies, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.00001 par value per share, reserved for future issuance pursuant to the Registrant's 2020 Stock Incentive Plan	Other	14,252,582	$ 5.21	$ 74,255,952.22	0.0001381	$ 10,254.75
2	Equity	Common stock, $0.00001 par value per share, reserved for future issuance pursuant to the Registrant's 2020 Employee Stock Purchase Plan	Other	724,000	$ 4.43	$ 3,207,320.00	0.0001381	$ 442.93
3	Equity	Common stock, $0.00001 par value per share, reserved for future issuance pursuant to the Registrant's 2023 Inducement Plan	Other	3,000,000	$ 5.21	$ 15,630,000.00	0.0001381	$ 2,158.50
Total Offering Amounts:						$ 93,093,272.22		$ 12,856.18
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 12,856.18
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock of Taysha Gene Therapies, Inc. (the "Registrant") that become issuable under the Registrant's 2020 Stock Incentive Plan (the "2020 Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. The amount registered represents shares of common stock that were added to the shares reserved for future issuance under the 2020 Plan on January 1, 2026, pursuant to an evergreen provision contained in the 2020 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2020 Plan will automatically increase on January 1 of each year for a period of 10 years, beginning on January 1, 2021 and continuing through (and including) January 1, 2030, in an amount equal to 5% of the total number of shares of the Registrant's common stock outstanding on December 31 of the immediately preceding year, except that, before the date of any such increase, the Registrant's board of directors may determine that the increase for such year will be a lesser number of shares. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for the 14,252,582 shares of common stock reserved for grant under the 2020 Plan are estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $5.21 per share, which is the average of the high and low selling prices per share of the Registrant's common stock on January 5, 2026 as reported on the Nasdaq Global Select Market.

[2]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Registrant's 2020 Employee Stock Purchase Plan (the "2020 ESPP") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. The amount registered represents shares of common stock that were added to the shares reserved for future issuance under the 2020 ESPP on January 1, 2026, pursuant to an evergreen provision contained in the 2020 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2020 ESPP will automatically increase on January 1 of each year for a period of 10 years, beginning on January 1, 2021 and continuing through (and including) January 1, 2030, by the lesser of (x) 1% of the total number of shares of the Registrant's common stock outstanding on December 31 of the immediately preceding year and (y) 724,000 shares, except that, before the date of any such increase, the Registrant's board of directors may determine that the increase for such year will be less than the amount set forth in clauses (x) and (y). The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for the 724,000 shares of common stock reserved for grant under the 2020 ESPP are estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $4.43 which is the average of the high and low selling prices per share of the Registrant's common stock on January 5, 2026 as reported on the Nasdaq Global Select Market multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2020 ESPP.

[3]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Registrant's 2023 Inducement Plan (the "Inducement Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. The amount registered represents additional shares of common stock available for issuance under the Inducement Plan approved by the Registrant's Board of Directors on November 14, 2025. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for the 3,000,000 shares of common stock reserved for grant under the Inducement Plan are estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $5.21 per share, which is the average of the high and low selling prices per share of the Registrant's common stock on January 5, 2026 as reported on the Nasdaq Global Select Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A